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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80081, 333-33130, 333-47388, 333-70620, 333-98135 and 333-108345) of Silicon Storage Technology, Inc. of our report dated March 14, 2008 relating to the financial statements of Advanced Chip Engineering Technology Inc. for the year ended December 31, 2007, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS

Hsingchu, Taiwan
Republic of China
March 17, 2008

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  Exhibit 23.2